Exhibit 4.4

HP INC.

OFFICERS’ CERTIFICATE PURSUANT TO
SECTION 301 OF THE INDENTURE

June 21, 2022

Each of the undersigned, Zachary J. Nesper and Rick Hansen, the duly appointed and acting Treasurer and Deputy General Counsel, Corporate and Corporate Secretary, respectively, of HP Inc., a Delaware corporation (the “Company”), does hereby certify that, pursuant to the unanimous written consent of the Debt Subcommittee of the Company, which is a duly authorized committee empowered by the Company’s Board of Directors, adopted as of June 3, 2022 (a copy of which is attached hereto as Exhibit A), and pursuant to Section 301 of the Indenture, dated as of June 17, 2020 (as amended and supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), two series of debt securities of the Company are hereby established, with the following terms and provisions:

1.          The titles of such series of Securities shall be (i) the “4.750% notes due 2028” (the “2028 Notes”) and (ii) the “5.500% notes due 2033” (the “2033 Notes” and, together with the 2028 Notes, the “Notes”) (copies of which are attached hereto as Exhibits B-1 and B-2, respectively).

2.          (a) The aggregate principal amount of each series of Notes that may be authenticated and delivered under the Indenture shall initially be (i) $900,000,000 aggregate principal amount of the 2028 Notes and (ii) $1,100,000,000 aggregate principal amount of the 2033 Notes (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes of a series pursuant to Sections 304, 305, 306, 906 and 1107 of the Indenture, and except for any Notes which, pursuant to Section 303 of the Indenture, shall be deemed never to have been authenticated and delivered thereunder).  (b) In addition, the Company may, from time to time, without the consent of the Holders of the Notes of a series, and in accordance with the provisions of the Indenture and this certificate, issue additional notes in an unlimited aggregate principal amount having the same terms and conditions as the Notes of a series in all respects (except for the issuance date, price and, in some cases, the initial Interest Payment Date or interest accruing prior to the issue date of such additional notes) and with the same CUSIP number as the Notes of that series so as to form a single series of Notes with the Notes of such series issued on the date hereof under the Indenture (the “Additional Notes”); provided that Additional Notes of a series may only be issued if they will be fungible for United States federal tax purposes with the other Notes of that series; provided further that no such Additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the applicable series of Notes.

3.          The prices at which the Notes shall be issued to the public are: (i) 99.841% for the 2028 Notes; and (ii) 99.725% for the 2033 Notes.

4.          Interest on the Notes shall be payable to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on December 31 or June 30, as the case may be, immediately preceding the related Interest Payment Date, whether or not such day is a Business Day (the “Regular Record Date”).

5.          The Stated Maturity of the (i) 2028 Notes on which the principal thereof is due and payable is January 15, 2028 (if such date is not a Business Day, payment of principal, premium, if any, and interest for the 2028 Notes will be paid on the next Business Day; provided, however, that no interest on that payment will accrue from and after January 15, 2028); and (ii) 2033 Notes on which the principal thereof is due and payable is January 15, 2033 (if such date is not a Business Day, payment of principal, premium, if any, and interest for the 2033 Notes will be paid on the next Business Day; provided, however, that no interest on that payment will accrue from and after January 15, 2033).

6.          (a) The (i) 2028 Notes will bear interest at the rate of 4.750% per year; and (ii) 2033 Notes will bear interest at the rate of 5.500% per year.  (b) Interest on the Notes will be paid semi-annually in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”), beginning on January 15, 2023, to the Holders of record of the Notes at the close of business on the Regular Record Date immediately preceding the related Interest Payment Date.  (c) Interest on the Notes will accrue from and including June 21, 2022, to, but excluding, the first Interest Payment Date and then from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the Stated Maturity date of the principal thereof, as the case may be.  (d) Interest on the Notes will be paid on the basis of a 360-day year comprised of twelve 30-day months.  (e) If an Interest Payment Date on the Notes falls on a date that is not a Business Day, the payment of such interest shall be postponed to the next succeeding Business Day as if made on the Interest Payment Date, and no interest on such payment shall accrue for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day.

7.          (a) The Notes shall be issued in the form of one or more Global Securities (the “Global Securities”).  (b) So long as the Notes shall be issued in whole in the form of the Global Securities, the principal of, premium, if any, and interest, if any, on the Notes shall be paid in immediately available funds to the Depositary or a nominee of the Depositary.  (c) If at any time the Notes are no longer represented by the Global Securities and are issued in definitive form (“Certificated Securities”), then the principal of, premium, if any, and interest, if any, on each Certificated Security at Maturity shall be paid to the Holder upon surrender of such Certificated Security at the office or agency maintained by the Company in the Borough of Manhattan, The City of New York (which shall initially be the office of The Bank of New York Mellon, an affiliate of The Bank of New York Mellon Trust Company, N.A., the Trustee); provided that such Certificated Security is surrendered to the Trustee, acting as Paying Agent, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.  (d) Payments of interest with respect to Certificated Securities other than at Maturity may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular Record Date or Special Record Date, as the case may be, or by wire transfer in same day funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular Record Date or Special Record Date.  (e) Each payment of principal, premium, if any, and interest, if any, shall be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.  (f) Transfer of the Notes shall be registrable on the Security Register upon the surrender of the Notes for registration of transfer at the office or agency maintained by the Company in the Borough of Manhattan, The City of New York (which shall initially be the office of The Bank of New York Mellon, an affiliate of The Bank of New York Mellon Trust Company, N.A., the Trustee).  (g) Global Securities shall bear the following legend in lieu of the legend set forth under Section 204 of the Indenture:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

8.          The Notes are subject to (i) redemption at the option of the Company and (ii) special mandatory redemption in accordance with Article Eleven of the Indenture, in each case as modified herein.

(a)         Optional Redemption

(i)          The Company will have the right to redeem the Notes, in whole at any time or in part from time to time, on at least 10 days’ but not more than 45 days’ prior written notice sent to the registered Holders of the Notes to be redeemed.

(ii)         Prior to the applicable Par Call Date, the Notes will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price (calculated by the Company) equal to the greater of: (i) 100.000% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Notes to be redeemed matured on the applicable Par Call Date (exclusive of accrued and unpaid interest, if any, to, but excluding, the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 30 basis points (in the case of the 2028 Notes) or 40 basis points (in the case of the 2033 Notes), plus, in each case, accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the Redemption Date.

(iii)        On or after the applicable Par Call Date, the Notes will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to 100.000% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. The Company will calculate the Redemption Price.

(iv)         If money sufficient to pay the Redemption Price of and accrued interest on the Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee or Paying Agent on or before the Redemption Date and the other conditions set forth in Article Eleven of the Indenture are satisfied, then on and after the Redemption Date, interest will cease to accrue on the Notes (or such portion thereof) called for redemption.

(v)          If any Redemption Date is not a Business Day, the Company will pay the Redemption Price on the next Business Day without any interest or other payment due to the delay.

(vi)         If fewer than all of the Notes in one series are to be redeemed, not more than 45 days prior to the Redemption Date, the particular Notes or portions thereof for redemption shall be selected from the Outstanding Notes of such series not previously called in accordance with the procedures of DTC or, in the case of Certificated Securities, by lot or by such other method consistent with the Trustee’s procedures.

(vii)        Any redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of a related transaction or event. At the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. The Company will provide written notice to the Trustee prior to the close of business two Business Days prior to the Redemption Date or such shorter time as may be acceptable to the Trustee, if any such redemption has been rescinded or delayed, and upon receipt the Trustee will provide such notice to each Holder of the Notes to be redeemed in the same manner in which the notice of redemption was given.

(viii)       No Notes of $1,000 or less will be redeemed in part; provided that the unredeemed portion of any series of Notes redeemed in part may not be less than $2,000.

(b)          Special Mandatory Redemption

(i)          In the event that (a) the Poly Acquisition is not consummated on or prior to June 26, 2023 or (b) the Transaction Agreement is terminated without the Poly Acquisition being consummated (any such event being a “Special Mandatory Redemption Event”), the Company shall redeem all of the outstanding Notes at a redemption price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to (but excluding) the redemption date (the “Special Mandatory Redemption Price”). For purposes of the foregoing, the Poly Acquisition will be deemed consummated if the closing under the Transaction Agreement occurs, including after giving effect to any amendments to the Transaction Agreement or waivers thereunder acceptable to the Company.

(ii)          Notice of the occurrence of a Special Mandatory Redemption Event and that a special mandatory redemption is to occur (the “Special Mandatory Redemption Notice”) shall be delivered by the Company to the Trustee and delivered to Holders according to the procedures of DTC within five (5) business days after the Special Mandatory Redemption Event. At the Company’s written request, the Trustee shall give the Special Mandatory Redemption Notice in the Company’s name and at the Company’s expense. On the redemption date specified in the Special Mandatory Redemption Notice, which shall be no more than 30 days (or such other minimum period as may be required by the DTC) after mailing or sending the Special Mandatory Redemption Notice, the special mandatory redemption shall occur (the date of such redemption, the “Special Mandatory Redemption Date”).

(iii)         If money sufficient to pay the Special Mandatory Redemption Price of all of the Notes of any series then outstanding on the Special Mandatory Redemption Date is deposited with the Trustee or Paying Agent on or before such Special Mandatory Redemption Date, then on and after such Special Mandatory Redemption Date, the Notes of such series shall cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under the Notes of such series shall terminate.

(iv)         If the Special Mandatory Redemption Date is not a Business Day, the Company will pay the Special Mandatory Redemption Price on the next Business Day without any interest or other payment due to the delay.

(v)          Upon the consummation of the Poly Acquisition, the foregoing provisions regarding the special mandatory redemption will cease to apply.

(c)          The following terms have the meanings ascribed to them as follows:

(i)           “Par Call Date” means (A) with respect to the 2028 Notes, December 15, 2027 and (B) with respect to the 2033 Notes, October 15, 2032.

(ii)          “Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following: (A) The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate in respect of a series of Notes, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to such Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than such Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than such Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to such Remaining Life. For purposes of this clause (A), the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date; and (B) if on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this clause (B), the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

(iii)         “Poly Acquisition” means the acquisition of Plantronics, Inc. by HP Inc. pursuant to the Transaction Agreement.

(iv)         “Transaction Agreement” means that certain Agreement and Plan of Merger, dated as of March 25, 2022, among HP Inc., Prism Subsidiary Corp. and Plantronics, Inc., as such agreement may be amended, supplemented or otherwise modified from time to time.

9.          The Notes are subject to the covenants provided in Article Ten of the Indenture, as supplemented and amended by the additional covenants and provisions below. If any provision relating to the Notes set forth in this certificate is inconsistent with any provision of the Indenture, the provision of this certificate shall control.

10.          (a) If a Change of Control Repurchase Event with respect to a series of the Notes occurs after the date hereof, unless the Company has exercised its right to redeem the Notes of such series as set forth in Section 8 above, the Company will make an offer to each Holder of Notes of such series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a repurchase price in cash equal to 101.000% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase.

(b)          Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the transaction or event that constitutes or may constitute the Change of Control, the Company will send a notice to each Holder to which the Company is required to make a repurchase offer as described above, with a copy to the Trustee, describing the transaction or event that constitutes or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes of the applicable series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed.  The notice may, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(c)          On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful:

(i)           accept for payment all Notes or portions of Notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Company’s offer;

(ii)         deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(iii)        deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(d)          The Paying Agent will promptly send to each Holder of Notes properly tendered and not withdrawn the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any such Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(e)          The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(f)          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of a series as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with this Section 10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 10 by virtue of any such conflict.

(g)          If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in an offer to repurchase the Notes in a Change of Control Repurchase Event and the Company, or any third party making such an offer in lieu of the Company as described above, purchases all of such Notes properly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such repurchase pursuant to the change of control offer described above, to redeem all Notes that remain outstanding following such purchase on a date specified in such notice (the “Second Change of Control Payment Date”) and at a price in cash equal to 101.000% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the Second Change of Control Payment Date.

(h)          The following terms have the meanings ascribed to them as follows:

(i)           “Below Investment Grade Rating Event” means, with respect to a series of the Notes, the rating on such Notes is lowered by each of the Rating Agencies, and such Notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control will have occurred at the time of the Below Investment Grade Rating Event).

(ii)          “Board of Directors” means either the Board of Directors of the Company or any duly authorized committee empowered by that Board of Directors or the executive committee thereof to act with respect to the Indenture.

(iii)         “Change of Control” means the occurrence of any of the following:

(A)          the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company or one or more of its subsidiaries;

(B)          the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company or one of its wholly owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock, measured by voting power rather than number of shares;

(C)           the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; or

(D)           the adoption by the Company of a plan providing for its liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control under clause (B) above if (x) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (y)(1) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (2) immediately following that transaction, no person (as that term is used in Section 13(d)(3) of the Exchange Act), other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

(iv)         “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

(v)          “Fitch” means Fitch Ratings, Ltd., a division of Fitch, Inc., or its successors.

(vi)         “Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

(vii)        “Moody’s” means Moody’s Investors Service, Inc. or its successors.

(viii)       “Rating Agency” means (A) each of Fitch, Moody’s and S&P and (B) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

(ix)         “S&P” means S&P Global Ratings, a division of S&P Global Inc., or its successors.

(x)          “Voting Stock” means, with respect to any person as of any date, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

(i)          Solely with respect to the Notes, Section 1008 of the Indenture shall be amended as follows:

(i)           the following sentence shall be added as a penultimate sentence of the first paragraph under Section 1008 of the Indenture:

“Any Lien that is granted to secure the Notes under this Section 1008 shall be automatically released and discharged upon the release of the Lien that gave rise to the obligation to secure the Notes under this Section 1008.”

(ii)          Clause (5) in Section 1008 of the Indenture will change from “Mortgages existing at the date of the Indenture” to “Mortgages existing at the date of the issuance of the Notes.”

(iii)         the second paragraph under Section 1008 of the Indenture shall be replaced in its entirety with the following:

“Notwithstanding the restrictions outlined in the preceding paragraph, the Company or any Restricted Subsidiary will be permitted to issue, incur, create, assume or guarantee Secured Debt which would otherwise be subject to such restrictions, without equally and ratably securing the Securities; provided that after giving effect thereto, the aggregate amount of all Secured Debt (not including mortgages permitted under clauses (1) through (11) above), together with the aggregate amount of outstanding Attributable Debt with respect to the Sale and Lease-Back Transactions incurred pursuant to the second paragraph under Section 1009, does not exceed the greater of $1.5 billion and 15% of the Consolidated Net Tangible Assets of the Company as most recently determined on or prior to such date.”

(j)          Solely with respect to the Notes, the second paragraph of Section 1009 of the Indenture shall be replaced in its entirety with the following:

“Notwithstanding the restrictions outlined in the preceding paragraph, the Company or any Restricted Subsidiary will be permitted to enter into Sale and Lease-Back Transactions which would otherwise be subject to such restrictions, without applying the net proceeds of such transactions in the manner set forth in clause (2) above under this Section 1009; provided that after giving effect thereto, the aggregate amount of such Sale and Lease-Back Transactions, together with the aggregate amount of all outstanding Secured Debt not permitted by clauses (1) through (11) under Section 1008, does not exceed the greater of $1.5 billion and 15% of Consolidated Net Tangible Assets of the Company as most recently determined on or prior to such date.”

(k)          Solely with respect to the Notes, the definition of “Principal Property” shall be replaced in its entirety with the following:

“Principal Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests, including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) which: (a) is owned by the Company or any Restricted Subsidiary; (b) is located within any of the present 50 states of the United States of America (or the District of Columbia); (c) has not been determined in good faith by the Board of Directors not to be materially important to the total business conducted by the Company and its Subsidiaries taken as a whole; and (d) has a book value on the date as of which the determination is being made in excess of 1.0% of Consolidated Net Tangible Assets of the Company as most recently determined on or prior to such date.

11.          The Notes are not subject to any sinking fund or analogous provisions.

12.          The Notes shall be issuable only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

13.          Except as otherwise provided herein, the amount of payments of principal of, premium, if any, or interest on the Notes may not be determined with reference to an index, formula or other method.

14.          The Notes may be purchased only in currency of the United States and payment of principal of, premium, if any, and interest on the Notes will only be made in currency of the United States.

15.          The payment of principal of, premium, if any, or interest on the Notes will not be payable at the option of the Company or the Holder in any currency or currency units other than in the currency of the United States.

16.          One hundred percent (100.000%) of the principal amount of all or any series of the Notes will be payable upon declaration of acceleration of the Maturity of such series of the Notes pursuant to Section 502 of the Indenture.

17.          The aggregate principal amount payable at Stated Maturity of the 2028 Notes is $900,000,000 and of the 2033 Notes is $1,100,000,000.

18.          (a) The defeasance and covenant defeasance provisions of Article Thirteen of the Indenture will apply to each series of the Notes.  (b) For the avoidance of doubt, (i) the Company shall be released from its obligations under the covenants set forth in Section 10 above and (ii) the occurrence of Section 20 below shall be deemed not to be or result in an Event of Default, in each case for a series of Notes on and after the date the applicable conditions set forth in Section 1304 of the Indenture are satisfied with respect to such Notes.

19.          (a) The Notes may not be converted into other securities or property.  (b) Article Fourteen of the Indenture does not apply to each series of the Notes.

20.          In addition to the Events of Default with respect to the Notes set forth in Section 501 of the Indenture, an “Event of Default” with respect to each series of Notes occurs if the Company fails to make the required offer to purchase such Notes following a Change of Control Repurchase Event, if that failure continues for 90 days after notice is provided as set forth in clause (4) of Section 501 of the Indenture.

21.          (a) The Depositary for the Global Securities shall be The Depository Trust Company, a New York corporation (“DTC”).  (b) The Notes will be represented by one or more Global Securities registered in the name of DTC or Cede & Co., as a nominee of DTC.  (c) Except as set forth in Section 305 of the Indenture, such Global Securities may be transferred, in whole and not in part, only to DTC or another nominee of DTC.  (d) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture and the procedures of the Depositary.

22.          (a) The Notes are not subject to any guarantee with respect to the payments of principal, premium, if any, or interest.  (b) The provisions of Article Fifteen of the Indenture will not apply to the Notes.

23.          The Notes are senior unsecured obligations of the Company and will rank on the same basis with all of the Company’s other senior unsecured indebtedness from time to time outstanding.

24.          Sections 1008 and 1009 of the Indenture will apply to the Notes without variation.

In rendering this Officers’ Certificate, each of the undersigned has read the Indenture, including Sections 102, 201, 301 and 303 thereof, and has made such examinations and investigations which, in such undersigned’s opinion, are necessary to enable such undersigned to express an informed opinion as to whether all covenants and conditions required under the Indenture to be complied with or satisfied in connection with the Trustee’s authentication and delivery of the Notes have been complied with or satisfied, and, in such undersigned’s opinion, all such covenants and conditions have been complied with and satisfied.

Attached hereto as Exhibits B-1 and B-2 are the forms of Global Security for the Notes.  Each of the undersigned hereby further approves all of the terms and conditions set forth on or referred to in the attached form of Global Security.  In the event that Certificated Securities are issued in exchange for a Global Security, the form of certificate evidencing the Certificated Security shall be in substantially the form of Global Security, with such grammatical and other changes as are necessary to evidence the Certificated Securities in definitive form rather than as Global Securities.

Capitalized terms used herein that are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

[Signature Page Follows.]

IN WITNESS WHEREOF, each of the undersigned has executed this certificate as of the date first written above.

/s/ Zachary J. Nesper
Zachary J. Nesper
Treasurer

/s/ Rick Hansen
Rick Hansen
Deputy General Counsel, Corporate and Corporate Secretary

[Signature Page to Officers’ Certificate Pursuant to Section 301 of the Indenture]

EXHIBIT A

Unanimous Written Consent of the Debt Subcommittee of the
Board of Directors on June 3, 2022

UNANIMOUS WRITTEN CONSENT OF THE
DEBT SUBCOMMITTEE OF
HP INC.

June 3, 2022

The undersigned members of the Debt Subcommittee (this “Committee”) of HP Inc., a Delaware corporation (“HP”), representing all of the members, as authorized by HP’s board of directors (the “Board”), hereby unanimously consent to the following actions:

WHEREAS, the Board adopted resolutions on November 13, 2019 (the “2019 Board Resolutions”) authorizing the filing of an effective shelf registration statement, including any amendments thereto, pursuant to which HP filed with the U.S. Securities and Exchange Commission (“Commission”) on December 12, 2019 an automatically effective shelf registration statement, as amended by the Post-Effective Amendment No. 1 dated December 9, 2020 and the Post-Effective Amendment No. 2 dated December 10, 2020 (as amended, the “Registration Statement”), which Registration Statement was declared effective by the Commission on February 25, 2021;

WHEREAS, the Board adopted resolutions on January 15, 2020 (the “January 2020 Board Resolutions”), amending the resolutions previously adopted by the Board appointing this Committee and granting this Committee the authority, on behalf of HP, to, among other things, approve such transactions for the use and benefit of HP and/or any of its direct or indirect subsidiaries in an aggregate principal amount not to exceed five billion U.S. Dollars (US$5,000,000,000), as measured over a trailing twelve-month period (the “Committee Authorization”);

WHEREAS, the Board adopted resolutions on September 22, 2020 (the “September 2020 Board Resolutions”), approving and authorizing the list of the members of the Committee;

WHEREAS, the Board adopted resolutions on March 17, 2022 (the “March 2022 Board Resolutions” and together with the 2019 Board Resolutions, the January 2020 Board Resolutions and the September 2020 Board Resolutions, in each case together with any amendments or supplements thereto, the “Board Resolutions”), further amending, approving and authorizing the list of the members of the Committee;

WHEREAS, (i) the Committee adopted resolutions by unanimous written consent on March 28, 2022 (the “March 2022 Committee Consent”) approving the issuance of Debt Securities (as defined below) in an aggregate principal amount of up to $2.5 billion, (ii) on March 31, 2022, HP issued Debt Securities in an aggregate principal amount of $2.0 billion and (iii) $500.0 million in aggregate principal amount remains available pursuant to the March 2022 Committee Consent; and

APPROVAL OF ISSUANCE OF DEBT SECURITIES

WHEREAS, this Committee believes that it is in the best interests of HP and its stockholders to approve the creation of one or more series of debentures, notes and other unsecured indebtedness (collectively, the “Debt Securities”), and to offer and sell such Debt Securities in public offerings pursuant to the Registration Statement.

NOW, THEREFORE, BE IT RESOLVED: That, subject to the existing Committee Authorization, the creation of one or more series of Debt Securities in an aggregate principal amount of up to $3.0 billion, is hereby approved (collectively, the “New Notes”);

New Notes Offering

RESOLVED FURTHER: That, subject to the existing Committee Authorization, Enrique Lores, Marie Myers, Zachary Nesper, Harvey Anderson, Rick Hansen (collectively, the (“Authorized Officers”) and Andrea Noseda, Mayank Mohan and any other person authorized by any Authorized Officer (together with the  Authorized Officers, collectively, the “Authorized Persons”) are, and each of them hereby is, authorized and directed, for and on behalf and in the name of HP, to issue and sell New Notes in public offerings registered with the Commission;

RESOLVED FURTHER: That, subject to the existing borrowing authority and limitations described in the Board Resolutions, the Authorized Persons are, and each of them hereby is, authorized and directed, for and on behalf and in the name of HP, to cause to be prepared, executed and/or filed, as the case may be, such amendments or supplements or other documents relating to the Registration Statement or relating to the prospectus included as a part of any of the Registration Statement as may be required in connection with offers and sales of the New Notes;

RESOLVED FURTHER: That, subject to the existing borrowing authority and limitations described in the Board Resolutions, the Authorized Persons are, and each of them hereby is, authorized and directed, for and on behalf and in the name of HP, to determine the amounts of the New Notes and the terms and conditions under which the New Notes will be sold by HP, including, without limitation, the identity of the underwriters, as applicable, the interest rate, the maturity date, the redemption terms, the underwriting discount and commissions, and the other material terms and provisions of the Underwriting Agreement (as defined below), as applicable;

RESOLVED FURTHER: That the Authorized Persons are, and each of them hereby is, authorized and directed, for and on behalf and in the name of HP, to (i) execute and deliver one or more purchase, underwriting, distribution or other agreements (each an “Underwriting Agreement”), with such investment banks or other firms acting as underwriters, initial purchasers or agents in connection with the sale of the New Notes as the Authorized Persons shall select; (ii) effect the sale of the New Notes; (iii) execute the New Notes and authorize and request that the Trustee authenticate and deliver the New Notes; (iv) execute and deliver an Officers’ Certificate (and/or a supplemental indenture) establishing the forms and the terms of the New Notes in accordance with the provisions of Sections 201 and 301 of the indenture, dated as of June 17, 2020 (the “Indenture”) between HP and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and that the execution and delivery of such Officers’ Certificate to the Trustee under the Indenture (and/or execution of such supplemental indenture) shall constitute the establishment of the forms and terms of such New Notes “in or pursuant to a Board Resolution” of HP for purposes of Sections 201 and 301 of the Indenture; (v) take any and all actions to cause the New Notes to be eligible for trading on an exchange, including, without limitation, the payment of any applicable fees, making any changes in the application to cause the New Notes to be eligible and the selection of any paying agent or listing agent as a result of such listing, to the extent such Authorized Persons determine, in consultation with the underwriters, that such trading is desirable; (vi) cause all or part of the New Notes to be qualified or registered for sale in various states and other jurisdictions; (vii) take any and all acts as such Authorized Persons deem necessary or appropriate in order to comply with the applicable laws of any such states and jurisdictions and in connection therewith to execute and file all requisite papers and documents; (viii) make applications to any rating agency to have the New Notes rated by such rating agency; and (ix) to appoint agents for the registration and transfer of, or payment of the principal of and interest, or premium, if any, on, the New Notes; in each case, on such terms and conditions as the Authorized Persons shall approve and such Authorized Person’s execution and delivery thereof (or taking of such action) to be conclusive evidence of such Authorized Person’s approval;

General

RESOLVED FURTHER: That the Authorized Persons are, and each of them hereby is, authorized and directed, for and on behalf and in the name of HP, if they deem it advisable, to take such additional actions and to execute and deliver such agreements, undertakings, amendments (including to any registration statements), prospectuses, prospectus supplements, pricing supplements, free writing prospectuses, offering memoranda, offering circulars, supplemental indentures, certificates, documents and instruments, and to incur and pay all such expenses, issues and other taxes (including payments of registration and qualification fees in respect of the New Notes, underwriting discounts and commissions, Commission fees, Financial Industry Regulatory Authority fees, accounting fees and expenses, “blue sky” fees and expenses, legal fees and expenses, printing fees and expenses, Exchange listing fees, if applicable, and any and all other miscellaneous fees relating to the issue, offer and sale of the New Notes) and to take such other actions, as they, in their discretion and with the advice of counsel, shall deem necessary, desirable or appropriate to effectuate or carry out fully the purpose and intent of these resolutions and the transactions contemplated hereby and such Authorized Person’s execution and delivery thereof (or taking of such action) to be conclusive evidence of such Authorized Person’s approval;

OMNIBUS RESOLUTIONS

RESOLVED FURTHER: That the Authorized Persons are, and each of them hereby is, authorized and directed, for and on behalf and in the name of HP, to make such filings and applications, issue press releases or other announcements or communications, execute and deliver (or cause to be executed or delivered) such agreements, certificates, documents and instruments, incur and pay all such fees, expenses, issues and other taxes, retain such advisers, and do such further acts and things as the Authorized Persons, in their discretion and/or with the advice of counsel, shall deem necessary, desirable or appropriate in order to effect the purpose and intent of the resolutions above and the transactions contemplated thereby, with such Authorized Person’s execution and delivery thereof (or taking of such action) to be conclusive evidence of such  Authorized Person’s approval;

 RESOLVED FURTHER: That the Authorized Persons hereby are, and each of them hereby is, authorized and directed, for and on behalf and in the name of HP, to approve the terms and conditions of any of the transactions contemplated in the foregoing resolutions;

RESOLVED FURTHER: That any specific resolutions that may be required to have been adopted by this Committee in connection with the transactions contemplated by these resolutions be, and the same hereby are, adopted, and that the Authorized Persons be, and each of them hereby is, authorized and directed, for and on behalf and in the name of HP, to certify as to the adoption of any and all such resolutions; and

RESOLVED FURTHER: That all actions previously taken by the Authorized Persons (and any persons authorized by the Authorized Persons), for and on behalf of and in the name of HP, in connection with the purpose and intent of the resolutions above and the transactions contemplated thereby, are hereby approved, ratified, confirmed and adopted.

[SIGNATURES ON FOLLOWING PAGE]

Executed as of the date first written above.

/s/ Enrique Lores
Enrique Lores

/s/ Marie Myers
Marie Myers

/s/ Harvey Anderson
Harvey Anderson

/s/ Zachary J. Nesper
Zachary J. Nesper

[Signature Page to Unanimous Written Consent of the Debt Subcommittee]

EXHIBIT B-1

Form of 4.750% note due 2028

B-1-1

HP INC.
4.750% notes due 2028

No. R-	$
CUSIP No. 40434L AM7

HP Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of       Dollars ($     ) or such other amount indicated on the Schedule of Exchange of Global Security attached hereto on January 15, 2028 (if such date is not a Business Day, payment of principal, premium, if any, and interest for the Securities will be paid on the next Business Day); provided, however, that no interest on that payment will accrue from and after January 15, 2028, and to pay interest thereon from June 21, 2022, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing January 15, 2023, at the rate of 4.750% per annum, until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be on December 31 or June 30 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest on the Security shall be computed on the basis of a 360-day year comprised of twelve 30- day months.  If an Interest Payment Date on the Securities falls on a date that is not a Business Day, the payment of such interest shall be postponed to the next succeeding Business Day as if made on the Interest Payment Date, and no interest on such payment shall accrue for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day.

So long as all of the Securities of this series are represented by Global Securities, the principal of, premium, if any, and interest, if any, on this Global Security shall be paid in immediately available funds to the Depositary or to a nominee of the Depositary.  If at any time the Securities of this series are no longer represented by the Global Securities and are issued in definitive form (“Certificated Securities”), then the principal of, premium, if any, and interest, if any, on each Certificated Security at Maturity shall be paid to the Holder upon surrender of such Certificated Security at the office or agency maintained by the Company in the Borough of Manhattan, The City of New York (which shall initially be the office of The Bank of New York Mellon, an affiliate of The Bank of New York Mellon Trust Company, N.A., the Trustee); provided that such Certificated Security is surrendered to the Trustee, acting as Paying Agent, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.  Payments of interest with respect to Certificated Securities other than at Maturity may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date, as the case may be, or by wire transfer in same day funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date.

B-1-2

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, electronic or facsimile or pdf or other electronically imaged signature (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

B-1-3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

HP INC.

By:
	Name:	Zachary J. Nesper
	Title:	Treasurer

Attest:
	Name:	Rick Hansen
	Title:	Deputy General Counsel, Corporate and Corporate Secretary

[Signature Page to 4.750% notes due 2028 – R-     ]
B-1-4

Trustee’s Certificate of Authentication.
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.
Dated: June 21, 2022
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Signature Page to 4.750% notes due 2028 – R-     ]
B-1-5

Reverse of Security

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 17, 2020 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), as supplemented and modified by the Officers’ Certificate dated June 21, 2022 (as supplemented and modified, the “Indenture”) and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof initially in aggregate principal amount of $900,000,000.

Optional Redemption

The Company will have the right to redeem the Securities, in whole at any time or in part from time to time, on at least 10 days’ but not more than 45 days’ prior written notice sent to the registered Holders of the Securities to be redeemed.

Prior to the Par Call Date, the Securities will be redeemable in whole at any time or in part from time to time at a Redemption Price, as calculated by the Company, equal to the greater of:

(i)          100.000% of the principal amount of the Securities to be redeemed; and

(ii)          the sum, as determined by the Company, of the present values of the Remaining Scheduled Payments of principal and interest thereon that would be due if the Securities to be redeemed matured on the Par Call Date (exclusive of accrued and unpaid interest, if any, to, but excluding, the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 30 basis points, plus, in each case, accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the Redemption Date.

On or after the Par Call Date, the Securities will be redeemable in whole at any time or in part from time to time at a Redemption Price equal to 100.000% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

If money sufficient to pay the Redemption Price of and accrued interest on the Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee or Paying Agent on or before the Redemption Date and the conditions set forth in Article 11 of the Indenture are satisfied, then on and after the Redemption Date, interest will cease to accrue on the Securities (or such portion thereof) called for redemption.  If any Redemption Date is not a Business Day, the Company will pay the Redemption Price on the next Business Day without any interest or other payment due to the delay.

B-1-6

If fewer than all of the Securities are to be redeemed, not more than 45 days prior to the Redemption Date, the Securities for redemption shall be selected from the Outstanding Securities not previously called in accordance with the procedures of DTC or, in the case of Certificated Securities, by lot or by such method consistent with the Trustee’s procedures.  No Securities of $1,000 or less will be redeemed in part; provided that the unredeemed portion of the Securities redeemed in part may not be less than $2,000.

Any redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of a related transaction or event. At the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. The Company will provide written notice to the Trustee prior to the close of business two Business Days prior to the Redemption Date or such shorter time as may be acceptable to the Trustee, if any such redemption has been rescinded or delayed, and upon receipt the Trustee will provide such notice to each Holder of the Securities to be redeemed in the same manner in which the notice of redemption was given.

Unless the Company defaults in the payment of the Redemption Price and accrued interest, no interest will accrue on the Securities called for redemption for the period from and after the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

“Par Call Date” means December 15, 2027.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate in respect of the Securities, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to such Remaining Life, the two yields–one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than such Remaining Life–and shall interpolate to the Par Call Date on a straight line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than such Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to such Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable of such Treasury constant maturity from the Redemption Date.

B-1-7

If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.  In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Special Mandatory Redemption

In the event that (a) the Poly Acquisition is not consummated on or prior to June 26, 2023 or (b) the Transaction Agreement is terminated without the Poly Acquisition being consummated (any such event being a “Special Mandatory Redemption Event”), the Company will be required to redeem all of the Securities at a redemption price equal to 101% of the aggregate principal amount of the Securities, plus accrued and unpaid interest, if any, to (but excluding) the redemption date (the “Special Mandatory Redemption Price”). For purposes of the foregoing, the Poly Acquisition will be deemed consummated if the closing under the Transaction Agreement occurs, including after giving effect to any amendments to the Transaction Agreement or waivers thereunder acceptable to the Company.

Notice of the occurrence of a Special Mandatory Redemption Event and that a special mandatory redemption is to occur (the “Special Mandatory Redemption Notice”) will be delivered to the Trustee and delivered to holders of notes according to the procedures of DTC within five (5) business days after the Special Mandatory Redemption Event. At the Company’s written request, the Trustee shall give the Special Mandatory Redemption Notice in the Company’s name and at the Company’s expense. On the redemption date specified in the Special Mandatory Redemption Notice, which shall be no more than 30 days (or such other minimum period as may be required by the DTC) after mailing or sending the Special Mandatory Redemption Notice, the special mandatory redemption shall occur (the date of such redemption, the “Special Mandatory Redemption Date”).

B-1-8

If funds sufficient to pay the Special Mandatory Redemption Price of all of the Securities on the Special Mandatory Redemption Date are deposited with the Paying Agent or the Trustee on or before such Special Mandatory Redemption Date, then on and after such Special Mandatory Redemption Date, the Securities shall cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under the Securities shall terminate. If the Special Mandatory Redemption Date is not a Business Day, the Company will pay the Special Mandatory Redemption Price on the next Business Day without any interest or other payment due to the delay.

Upon the consummation of the Poly Acquisition, the foregoing provisions regarding the special mandatory redemption will cease to apply.

“Poly Acquisition” means the acquisition of Plantronics, Inc. by HP Inc. pursuant to the Transaction Agreement.

“Transaction Agreement” means that certain Agreement and Plan of Merger, dated as of March 25, 2022, among HP Inc., Prism Subsidiary Corp. and Plantronics, Inc., as such agreement may be amended, supplemented or otherwise modified from time to time.

Purchase of Securities upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs after the date hereof, unless the Company has exercised its right to redeem the Securities as described above under “Optional Redemption,” the Company will make an offer to each Holder of Securities to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities at a repurchase price in cash equal to 101.000% of the aggregate principal amount of Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to the date of purchase.

Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the transaction or event that constitutes or may constitute the Change of Control, the Company will send a notice to each Holder to which the Company is required to make a repurchase offer as described above, with a copy to the Trustee, describing the transaction or event that constitutes or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed.  The notice may, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

B-1-9

On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful:

(i)          accept for payment all Securities or portions of Securities (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Company’s offer;

(ii)          deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Securities or portions of Securities properly tendered and not withdrawn; and

(iii)          deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

The Paying Agent will promptly send to each Holder of Securities properly tendered and not withdrawn the purchase price for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any such Securities surrendered; provided that each new Security will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make an offer to repurchase the Securities upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under its offer.

If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a offer to repurchase the Securities upon a Change of Control Repurchase Event and the Company, or any third party making such an offer in lieu of the Company as described above, purchases all of such Securities properly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such repurchase pursuant to the offer described above to redeem all the Securities that remain outstanding following such purchase on a date specified in such notice (the “Second Change of Control Payment Date”) and at a price in cash equal to 101% of the aggregate principal amount of the Securities repurchased plus accrued and unpaid interest, if any, on the Securities repurchased to, but excluding, the Second Change of Control Payment date.

B-1-10

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with this provision, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this provision by virtue of any such conflict.

“Below Investment Grade Rating Event” means, with respect to the Securities, the rating on the Securities is lowered by each of the Rating Agencies, and the Securities are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period will be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control will have occurred at the time of the Below Investment Grade Rating Event).

“Board of Directors” means either the Board of Directors of the Company or any duly authorized committee empowered by that Board of Directors or the executive committee thereof to act with respect to the Indenture.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company or one or more of its subsidiaries; (2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company or one of its wholly owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; or (4) the adoption by the Company of a plan providing for its liquidation or dissolution.

B-1-11

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control under clause (2) above if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (b)(x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no person (as that term is used in Section 13(d)(3) of the Exchange Act), other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

For purposes of the foregoing discussion of the purchase of Securities upon a Change of Control Repurchase Event, the following definitions are applicable:

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings, Ltd., a division of Fitch, Inc., or its successors.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc. or its successors.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P and (2) if any of Fitch, Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or its successors.

B-1-12

“Voting Stock” means, with respect to any person as of any date, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

The Indenture contains provisions, which will apply to the Securities, for defeasance and covenant defeasance and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration or transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or Trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

B-1-13

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State, without regard to conflict of laws principles thereof.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

B-1-14

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto:	PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(Please print or typewrite name and address including postal zip code of assignee)

the within Global Security of HP INC. and all rights hereunder, hereby irrevocably constituting and appointing attorney to transfer said Global Security on the books of the within-named Company, with full power of substitution in the premises.

Dated:	SIGN HERE

NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

B-1-15

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or part of this Security purchased by the Company pursuant to a Change of Control Repurchase Event, state the amount you elect to have purchased:

$	(integral multiples of $1,000,
provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

B-1-16

SCHEDULE OF EXCHANGE OF GLOBAL SECURITY

The initial principal amount of this Global Security is $     .  The following increases or decreases in this Global Security have been made:

Date	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease or Increase	Signature of Authorized Signatory of Trustee or Securities Custodian

B-1-17

EXHIBIT B-2

Form of 5.500% note due 2033

B-2-1

HP INC.
5.500% notes due 2033

No. R-	$
CUSIP No. 40434L AN5

HP Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of      Dollars ($     ) or such other amount indicated on the Schedule of Exchange of Global Security attached hereto on January 15, 2033 (if such date is not a Business Day, payment of principal, premium, if any, and interest for the Securities will be paid on the next Business Day); provided, however, that no interest on that payment will accrue from and after January 15, 2033, and to pay interest thereon from June 21, 2022, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing January 15, 2023, at the rate of 5.500% per annum, until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be on December 31 or June 30 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest on the Security shall be computed on the basis of a 360-day year comprised of twelve 30- day months.  If an Interest Payment Date on the Securities falls on a date that is not a Business Day, the payment of such interest shall be postponed to the next succeeding Business Day as if made on the Interest Payment Date, and no interest on such payment shall accrue for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day.

So long as all of the Securities of this series are represented by Global Securities, the principal of, premium, if any, and interest, if any, on this Global Security shall be paid in immediately available funds to the Depositary or to a nominee of the Depositary.  If at any time the Securities of this series are no longer represented by the Global Securities and are issued in definitive form (“Certificated Securities”), then the principal of, premium, if any, and interest, if any, on each Certificated Security at Maturity shall be paid to the Holder upon surrender of such Certificated Security at the office or agency maintained by the Company in the Borough of Manhattan, The City of New York (which shall initially be the office of The Bank of New York Mellon, an affiliate of The Bank of New York Mellon Trust Company, N.A., the Trustee); provided that such Certificated Security is surrendered to the Trustee, acting as Paying Agent, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.  Payments of interest with respect to Certificated Securities other than at Maturity may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date, as the case may be, or by wire transfer in same day funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date.

B-2-2

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, electronic or facsimile or pdf or other electronically imaged signature (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

B-2-3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

HP INC.

By:
	Name:	Zachary J. Nesper
	Title:	Treasurer

Attest:
	Name:	Rick Hansen
	Title:	Deputy General Counsel, Corporate and Corporate Secretary

[Signature Page to 5.500% notes due 2033 – R-     ]
B-2-4

Trustee’s Certificate of Authentication.
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.
Dated: June 21, 2022
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Signature Page to 5.500% notes due 2033 – R-     ]
B-2-5

Reverse of Security

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 17, 2020 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), as supplemented and modified by the Officers’ Certificate dated June 21, 2022 (as supplemented and modified, the “Indenture”) and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof initially in aggregate principal amount of $1,100,000,000.

Optional Redemption

The Company will have the right to redeem the Securities, in whole at any time or in part from time to time, on at least 10 days’ but not more than 45 days’ prior written notice sent to the registered Holders of the Securities to be redeemed.

Prior to the Par Call Date, the Securities will be redeemable in whole at any time or in part from time to time at a Redemption Price, as calculated by the Company, equal to the greater of:

(i)          100.000% of the principal amount of the Securities to be redeemed; and

(ii)          the sum, as determined by the Company, of the present values of the Remaining Scheduled Payments of principal and interest thereon that would be due if the Securities to be redeemed matured on the Par Call Date (exclusive of accrued and unpaid interest, if any, to, but excluding, the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 40 basis points, plus, in each case, accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the Redemption Date.

On or after the Par Call Date, the Securities will be redeemable in whole at any time or in part from time to time at a Redemption Price equal to 100.000% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

If money sufficient to pay the Redemption Price of and accrued interest on the Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee or Paying Agent on or before the Redemption Date and the conditions set forth in Article 11 of the Indenture are satisfied, then on and after the Redemption Date, interest will cease to accrue on the Securities (or such portion thereof) called for redemption.  If any Redemption Date is not a Business Day, the Company will pay the Redemption Price on the next Business Day without any interest or other payment due to the delay.

B-2-6

If fewer than all of the Securities are to be redeemed, not more than 45 days prior to the Redemption Date, the Securities for redemption shall be selected from the Outstanding Securities not previously called in accordance with the procedures of DTC or, in the case of Certificated Securities, by lot or by such method consistent with the Trustee’s procedures.  No Securities of $1,000 or less will be redeemed in part; provided that the unredeemed portion of the Securities redeemed in part may not be less than $2,000.

Any redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of a related transaction or event. At the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. The Company will provide written notice to the Trustee prior to the close of business two Business Days prior to the Redemption Date or such shorter time as may be acceptable to the Trustee, if any such redemption has been rescinded or delayed, and upon receipt the Trustee will provide such notice to each Holder of the Securities to be redeemed in the same manner in which the notice of redemption was given.

Unless the Company defaults in the payment of the Redemption Price and accrued interest, no interest will accrue on the Securities called for redemption for the period from and after the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

“Par Call Date” means October 15, 2032.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate in respect of the Securities, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to such Remaining Life, the two yields–one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than such Remaining Life–and shall interpolate to the Par Call Date on a straight line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than such Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to such Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable of such Treasury constant maturity from the Redemption Date.

B-2-7

If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.  In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Special Mandatory Redemption

In the event that (a) the Poly Acquisition is not consummated on or prior to June 26, 2023 or (b) the Transaction Agreement is terminated without the Poly Acquisition being consummated (any such event being a “Special Mandatory Redemption Event”), the Company will be required to redeem all of the Securities at a redemption price equal to 101% of the aggregate principal amount of the Securities, plus accrued and unpaid interest, if any, to (but excluding) the redemption date (the “Special Mandatory Redemption Price”). For purposes of the foregoing, the Poly Acquisition will be deemed consummated if the closing under the Transaction Agreement occurs, including after giving effect to any amendments to the Transaction Agreement or waivers thereunder acceptable to the Company.

B-2-8

Notice of the occurrence of a Special Mandatory Redemption Event and that a special mandatory redemption is to occur (the “Special Mandatory Redemption Notice”) will be delivered to the Trustee and delivered to holders of notes according to the procedures of DTC within five (5) business days after the Special Mandatory Redemption Event. At the Company’s written request, the Trustee shall give the Special Mandatory Redemption Notice in the Company’s name and at the Company’s expense. On the redemption date specified in the Special Mandatory Redemption Notice, which shall be no more than 30 days (or such other minimum period as may be required by the DTC) after mailing or sending the Special Mandatory Redemption Notice, the special mandatory redemption shall occur (the date of such redemption, the “Special Mandatory Redemption Date”).

If funds sufficient to pay the Special Mandatory Redemption Price of all of the Securities on the Special Mandatory Redemption Date are deposited with the Paying Agent or the Trustee on or before such Special Mandatory Redemption Date, then on and after such Special Mandatory Redemption Date, the Securities shall cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under the Securities shall terminate. If the Special Mandatory Redemption Date is not a Business Day, the Company will pay the Special Mandatory Redemption Price on the next Business Day without any interest or other payment due to the delay.

Upon the consummation of the Poly Acquisition, the foregoing provisions regarding the special mandatory redemption will cease to apply.

“Poly Acquisition” means the acquisition of Plantronics, Inc. by HP Inc. pursuant to the Transaction Agreement.

“Transaction Agreement” means that certain Agreement and Plan of Merger, dated as of March 25, 2022, among HP Inc., Prism Subsidiary Corp. and Plantronics, Inc., as such agreement may be amended, supplemented or otherwise modified from time to time.

Purchase of Securities upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs after the date hereof, unless the Company has exercised its right to redeem the Securities as described above under “Optional Redemption,” the Company will make an offer to each Holder of Securities to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities at a repurchase price in cash equal to 101.000% of the aggregate principal amount of Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to the date of purchase.

B-2-9

Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the transaction or event that constitutes or may constitute the Change of Control, the Company will send a notice to each Holder to which the Company is required to make a repurchase offer as described above, with a copy to the Trustee, describing the transaction or event that constitutes or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed.  The notice may, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful:

(i)          accept for payment all Securities or portions of Securities (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Company’s offer;

(ii)          deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Securities or portions of Securities properly tendered and not withdrawn; and

(iii)          deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

The Paying Agent will promptly send to each Holder of Securities properly tendered and not withdrawn the purchase price for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any such Securities surrendered; provided that each new Security will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make an offer to repurchase the Securities upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under its offer.

B-2-10

If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a offer to repurchase the Securities upon a Change of Control Repurchase Event and the Company, or any third party making such an offer in lieu of the Company as described above, purchases all of such Securities properly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such repurchase pursuant to the offer described above to redeem all the Securities that remain outstanding following such purchase on a date specified in such notice (the “Second Change of Control Payment Date”) and at a price in cash equal to 101% of the aggregate principal amount of the Securities repurchased plus accrued and unpaid interest, if any, on the Securities repurchased to, but excluding, the Second Change of Control Payment date.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with this provision, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this provision by virtue of any such conflict.

“Below Investment Grade Rating Event” means, with respect to the Securities, the rating on the Securities is lowered by each of the Rating Agencies, and the Securities are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period will be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control will have occurred at the time of the Below Investment Grade Rating Event).

“Board of Directors” means either the Board of Directors of the Company or any duly authorized committee empowered by that Board of Directors or the executive committee thereof to act with respect to the Indenture.

B-2-11

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company or one or more of its subsidiaries; (2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company or one of its wholly owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; or (4) the adoption by the Company of a plan providing for its liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control under clause (2) above if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (b)(x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no person (as that term is used in Section 13(d)(3) of the Exchange Act), other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

For purposes of the foregoing discussion of the purchase of Securities upon a Change of Control Repurchase Event, the following definitions are applicable:

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings, Ltd., a division of Fitch, Inc., or its successors.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc. or its successors.

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“Rating Agency” means (1) each of Fitch, Moody’s and S&P and (2) if any of Fitch, Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or its successors.

“Voting Stock” means, with respect to any person as of any date, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

The Indenture contains provisions, which will apply to the Securities, for defeasance and covenant defeasance and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration or transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or Trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

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No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State, without regard to conflict of laws principles thereof.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto:	PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(Please print or typewrite name and address including postal zip code of assignee)

the within Global Security of HP INC. and all rights hereunder, hereby irrevocably constituting and appointing attorney to transfer said Global Security on the books of the within-named Company, with full power of substitution in the premises.

Dated:	SIGN HERE

NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or part of this Security purchased by the Company pursuant to a Change of Control Repurchase Event, state the amount you elect to have purchased:

$	(integral multiples of $1,000,
provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGE OF GLOBAL SECURITY

The initial principal amount of this Global Security is $     .  The following increases or decreases in this Global Security have been made:

Date	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease or Increase	Signature of Authorized Signatory of Trustee or Securities Custodian

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